UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2015 (July 16, 2015)

Date of Report (Date of earliest event reported)

ZERO GRAVITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55345	46-1779352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 NW Spanish River Boulevard Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 416-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report on Form 8-K, all references to “we,” “us,” “our,” “ZGSI” or the “Company” refer to the Registrant, Zero Gravity Solutions, Inc.

Item 1.01 Entry into a Material Definitive Agreement

On July 16, 2015, Michael T. Smith, a member of the Company’s Board of Directors, made an unsecured loan (the “Loan”) to the Company in the principal face amount of $500,000. The Company issued Mr. Smith a promissory note bearing interest at the rate of 8.5% per annum, such interest being payable by the Company to Mr. Smith quarterly. The Loan shall be repaid in full by the Company, plus all unpaid interest, by July 16, 2016 (“Maturity Date”). Prepayment of all unpaid principal and interest may be made by the Company prior to the Maturity Date, without penalty or premium. The foregoing description of the Loan is not complete and is qualified in its entirety by reference to the full text of the Promissory Note which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

As additional consideration for the Loan, Mr. Smith also received a five-year cashless warrant to purchase up to 350,000 shares of the Company’s common stock at an exercise price of $3.00 per share.

The Company intends to use the proceeds from the Loan to fund working capital requirements and for general corporate purposes.  The Company’s Board of Directors ratified the transaction on July 20, 2015 with Mr. Smith abstaining from voting on the matter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is incorporated by reference from Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Promissory Note between the Company and Mr. Michael Smith.

10.2	Form of Warrant issued to Mr. Michael Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zero Gravity Solutions, Inc.

Date: July 22, 2015	By:	/s/Timothy Peach
Timothy Peach
Chief Financial Officer